Registration No. 333-183497

As filed with the Securities and Exchange Commission on May 1, 2019

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/POS

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James R. Heslop, II

Executive Vice President/COO

Middlefield Banc Corp.

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Francis X. Grady, Esq.

Grady & Associates

20220 Center Ridge Road, Suite 300

Rocky River, Ohio 44116-3501

(440) 356-7255

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Middlefield Banc Corp., Inc. is to update the Prospectus. A fully updated Prospectus is being filed herewith.

Shares of Middlefield Banc Corp., Inc.’s Common Stock were previously registered under our Registration Statement on Form S-3 (Registration No. 333-183497), which is hereby combined with this Registration Statement pursuant to Rule 429 under the Securities Act. No additional securities are to be registered, and registration fees were paid upon filing of the original registration statement on Form S-3 (Registration No. 333-183497). Therefore, no further registration fee is required.

PROSPECTUS

Middlefield Banc Corp.

DIVIDEND REINVESTMENT PLAN

502,490 COMMON SHARES

Middlefield Banc Corp. is offering to holders of its common stock the opportunity to invest cash dividends and optional cash payments in additional shares of Middlefield common stock under the Dividend Reinvestment Plan. Any holder of record of Middlefield common stock is eligible to participate in the Plan. A participant in the Plan may purchase common stock by –

•	reinvesting cash dividends on all shares of Middlefield common stock held by the participant

•	reinvesting at least 10% of the cash dividends on the shares held by the participant, while continuing to receive cash dividends on the remainder

•	making optional cash payments of at least $50 each, up to $50,000 annually

Participants will not pay brokerage commissions or fees for purchases of common stock under the Plan. Middlefield Banc Corp. bears the cost of administering the Plan.

Middlefield Banc Corp. common stock purchased under the Plan may be purchased from Middlefield, or on the open market, or otherwise from sources other than Middlefield. For shares purchased from Middlefield directly, the purchase price per share will be the average closing price over the three trading days immediately preceding the date of purchase. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the shares in all such purchases made on the applicable Investment Date (as defined in Question 10 of this prospectus).

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “MBCN.” On April 30, 2019, the last reported sale price of our common stock was $40.55. Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio.

The Middlefield Banc Corp. common stock offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank account or deposit. It is not Federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Investment in Middlefield Banc Corp. common stock involves investment risks, including the possible loss of principal. Before investing in our common stock you should read carefully the information set forth under the heading “Risk Factors,” which appears on page 1, as well as the risk factors described in our Securities and Exchange Commission filings, including our annual report on Form 10-K.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. A representation to the contrary would be a criminal offense.

The date of this prospectus is May 1, 2019

ABOUT THIS PROSPECTUS

Please read this prospectus carefully. We recommend that if you purchase securities you keep this prospectus with your permanent investment records. This prospectus contains important investment information about the Plan. If you have any questions about the Plan, please call American Stock Transfer & Trust Company, LLC, the Plan Administrator, toll free at 888-888-0143. Customer service representatives are available between the hours of 8:00 A.M. and 8:00 P.M. Eastern Time, Monday through Friday. American Stock Transfer & Trust Company’s website is www.astfinancial.com.

You should rely solely on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction in which the offer is prohibited. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Our business, financial condition, results of operations, and prospects could possibly have changed since those dates.

Unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company,” “the Corporation,” “the Registrant” and “Middlefield” mean Middlefield Banc Corp. and references to the “Plan” mean our Dividend Reinvestment Plan.

RISK FACTORS

The purpose of the Plan is to provide a convenient and useful service for the Company’s shareholders. Nothing in this prospectus represents a recommendation by the Company or anyone else that a person buy or sell the Company’s common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the Plan.

Before you invest in the Company’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including the risks and uncertainties described under the caption “Risk Factors” included in Part 1, Item 1A for our Annual Report on Form 10-K for the year ended December 31, 2018, any updates that may be described in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we may file in the future, all of which are incorporated by reference into this prospectus, and the risks described below:

•

There is no price protection for your shares in the Plan. Because you will not have the ability to control the price or timing of purchases of shares under the Plan, your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and to Plan withdrawal procedures. You could purchase or sell shares under the Plan at a price that is different from the price that would apply if instead you acquired or sold shares directly on the open market on the related dividend payment date, purchase date, or sale date.

•

We might not be able to pay dividends. Our board of directors has the discretion to declare dividends. If we are unable to maintain profitability, or if Federal or state bank regulatory agencies having supervisory authority over us or our subsidiaries impose dividend restrictions, or if the board of directors decides that dividends shall be suspended, we might not be able to make distributions to our stockholders.

In addition to considering these risks, you should carefully consider the cautionary statements under the heading “Cautionary Notice Regarding Forward Looking Statements.” You should consult your own financial, tax, legal, and other advisors about whether to participate in the Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements (as defined in section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934) about Middlefield Banc Corp. and subsidiaries.

Information incorporated in this document by reference, future filings by Middlefield Banc Corp. on Form 10-K, Form 10-Q, and Form 8-K, and future oral and written statements by Middlefield Banc Corp. and its management may also contain forward-looking statements. Forward-looking statements include statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include the factors we discuss immediately below, other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), and those presented elsewhere by our management from time to time. Many of the risks and uncertainties are beyond our control. The following factors could cause our operating and financial performance to differ materially from the plans, objectives, assumptions, expectations, estimates, and intentions expressed in forward-looking statements:

•

the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in deterioration in the credit quality of our loan assets, among other things

•	the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest-rate policies of the Federal Reserve Board

•	inflation, interest rate, market, and monetary fluctuations

•

the development and acceptance of new products and services of Middlefield Banc Corp. and subsidiaries and the perceived overall value of these products and services by users, including the features, pricing, and quality compared to competitors’ products and services

•	the willingness of users to substitute our products and services for those of competitors

•	the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities, and insurance)

•	changes in consumer spending and saving habits

Forward-looking statements are based on our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You should exercise caution because Middlefield Banc Corp. cannot give any assurance that its beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

MIDDLEFIELD BANC CORP.

Incorporated in 1988 under the Ohio General Corporation Law, Middlefield Banc Corp. is a bank holding company registered under the Bank Holding Company Act of 1956. Our principal executive offices are located at 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062-0035, and our telephone number is (440) 632-1666 or (888) 801-1666.

DIVIDEND REINVESTMENT PLAN

Middlefield Banc Corp.’s Dividend Reinvestment Plan – referred to in this prospectus as the “Plan” – is set forth below in question and answer format.

Purpose

1. What is the Plan’s purpose? The Plan is designed to promote long-term ownership by investors who are committed to building their Middlefield stock ownership over time. The Plan provides holders of record of common stock with a simple and convenient method to invest cash dividends and optional cash payments in additional shares of common stock without paying brokerage commissions or fees.

Advantages

2. What are the Plan’s advantages? If you are an eligible shareholder of record and you wish to participate in the Plan, you may –

•	automatically reinvest all cash dividends on your shares of Middlefield common stock, or

•	automatically reinvest cash dividends on at least 10% of your shares of common stock, or

•

invest in additional shares of common stock by making optional cash payments of not less than $50 per payment, up to an aggregate maximum of $50,000 annually. You may make optional cash contributions if and only if you enroll for full or partial reinvestment of your dividends.

You will pay no commissions or fees for purchases under the Plan. You can avoid the need for safekeeping of certificates for common stock credited to your account. Periodic statements of account will provide simplified record keeping. Full investment of funds is possible under the Plan because fractions of common shares (computed to three decimal places) as well as whole common shares will be credited to your Plan account. Additionally, dividends will be paid both on whole shares and on fractional shares. Over time, reinvested dividends can have a compounding effect by earning dividends themselves.

Administration

3. Who administers the Plan? American Stock Transfer & Trust Company LLC, which is Middlefield’s registrar and transfer agent, currently acts as Plan Administrator, maintaining records, sending statements of account to participants, and performing other duties under the Plan. Middlefield reserves the right to change Plan Administrators in the future. All transaction processing concerning the Plan should be addressed to American Stock Transfer & Trust Company LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. All inquiries regarding your account should be directed to American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219, attention Shareholder Relations Department, or call 1-(888)-888-0143.

You may access your account (and take certain other actions as discussed further herein) through the Plan Administrator’s website at www.astfinancial.com/login. On your initial visit, you will be required create your online account. To do so, select “Individuals” on the Login page. Under the SHAREHOLDER CENTRAL portal, click on the “Register” button and you will be directed to the Shareholder Registration page. Using your 10-digit account number (provided to you on your account statement) and your social security number or Tax ID number, you will be prompted to create a unique User ID and Account Password. The system will then prompt you to log in to your account and register your security profile. Once you have accepted the terms and conditions, the system will direct you to your Account Information page.

Once you have created your account, you can log in at any time using your User ID and Password by going to www.astfinancial.com/login, selecting “Individuals” on the Login page, and then clicking “Login” through the SHAREHOLDER CENTRAL portal.

Participation

4. Who is eligible to participate? If you are a holder of record of Middlefield common stock, you are eligible to participate in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee) but you wish to participate in the Plan, you must first become a shareholder of record by having shares transferred into your name.

Middlefield reserves the right to refuse to register or qualify its common stock or the offer or sale of the common stock in any state or jurisdiction if, in Middlefield’s sole judgment, the burden or costs of such registration or qualification are excessive. You will not be eligible to participate in the Plan if you reside in a state or jurisdiction in which it is unlawful for Middlefield to permit your participation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make an offer or solicitation.

5. How does an eligible shareholder participate? If you are a shareholder of record of shares of Middlefield common stock, you may join the Plan at any time by completing and signing an Authorization Card and returning it to the Plan Administrator. Authorization Cards may be obtained at any time by a written request to the Plan Administrator at the address noted in Question 3, by contacting the Plan Administrator at 1-(888)-888-0143, or by accessing the Plan Administrator’s website at www.astfinancial.com. If shares are registered in more than one name (for example as joint tenants, trustees, etc.), all registered holders must sign. You may also enroll online by accessing your account via www.astfinancial.com. Once you have logged in (see Question 3), you may initiate the enrollment process through the website’s SHAREHOLDER CENTRAL portal. Shareholders who do not wish to participate in the Plan do not need to take any action, and they will continue to receive dividends when and as declared.

If you return a properly executed Authorization Card to the Plan Administrator without electing an investment option, you will be deemed to have elected full reinvestment of all cash dividends paid on your Middlefield common stock.

If you are already enrolled in the Plan and you wish to remain enrolled in the Plan, you do not need to take any action.

6. Is partial participation possible under the Plan? Yes, provided that you elect to have dividends reinvested on at least 10% of your shares. Because of tax law changes that are included in the Emergency Economic Stabilization Act of 2008, we have amended the Plan to provide that a participant must choose reinvestment of at least 10% of each dividend. You may elect to have cash dividends on a portion of your shares of Middlefield common stock reinvested, as long as that portion is at least 10%, and you will receive the remainder of your cash dividends in cash.

The Authorization Card

7. What does the Authorization Card provide? The Authorization Card allows each shareholder to decide his or her participation level in the Plan: full reinvestment of all cash dividends, or partial reinvestment of dividends on only a portion of his or her shares, provided that the portion for which dividends shall be reinvested is at least 10%. By checking the appropriate box on the Authorization Card, a shareholder may choose between the following options –

If the shareholder elects “Full Dividend Reinvestment,” all cash dividends on all shares of Middlefield common stock registered in his or her name will be applied toward the purchase of additional shares of Middlefield common stock. A shareholder who elects “Full Dividend Reinvestment” is automatically entitled to make optional cash payments that will also be applied toward the purchase of additional shares under the Plan, or

If the shareholder elects “Partial Dividend Reinvestment,” meaning reinvestment of dividends on fewer than all of his or her certificated shares, cash dividends on the specified portion of his or her shares of Middlefield common stock will be applied toward the purchase of additional shares, provided that the portion for which dividends shall be reinvested is at least 10%. Cash dividends on the other portion of his or her certificated shares of Middlefield common stock – the portion not specified for dividend reinvestment – will continue to be paid to the shareholder in cash. A shareholder who elects “Partial Dividend Reinvestment” is automatically entitled to make optional cash payments that will also be applied toward the purchase of additional shares under the Plan.

Regardless of whether the shares were purchased with reinvested dividends or with optional cash payments, cash dividends payable on all shares of common stock held in your Plan account will be automatically reinvested in additional shares of common stock, unless you change or revoke the instructions on the Authorization Card in writing, or unless you terminate your participation in the Plan.

8. How may a participant change options under the Plan? You may change investment options under the Plan at any time by completing a new Authorization Card and returning it to the Plan Administrator. New Authorization Cards can be obtained upon request from the Plan Administrator at the address noted in Question 3.

Joining the Plan

9. When may an eligible shareholder join the Plan? You may join the Plan at any time. If the Plan Administrator receives your Authorization Card at the address specified in Question 3 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating in the Plan will begin with that dividend payment date. If the Plan Administrator receives your Authorization Card after the record date for a dividend payment, reinvestment of dividends will begin with the dividend payment date after the next record date. All optional cash payments will be invested in the manner described in Questions 10 and 13 after the Plan Administrator receives your Authorization Card and the optional cash payment.

Dividend record dates for Middlefield common stock and the related payment dates are generally on or about the following dates –

Approximate Record Date	Approximate Payment Date
March 4	March 15
June 4	June 15
September 4	September 15
December 4	December 15

The Plan does not represent a change in Middlefield’s dividend policy, nor does it represent a guarantee of future dividends. Future dividends will continue to be determined by the board of directors based upon Middlefield’s earnings, financial condition, and other factors.

Investment Date

10. What is the Investment Date? For dividends reinvested under the Plan, “Investment Date” means the date on which dividends are paid. For an optional cash payment, “Investment Date” means the first business day of the month immediately after the month in which the optional cash payment is received by the Plan Administrator, or – if the month immediately after the month in which the optional cash payment is received is a month in which a dividend is paid – the next dividend payment date after the optional cash payment is received.

Purchases of Common Stock Under the Plan

11. What is the source of Middlefield common stock purchased under the Plan? In Middlefield’s discretion, Middlefield common stock purchased under the Plan with reinvested dividends or optional cash payments may be purchased directly from Middlefield, or on the open market, or otherwise from sources other than Middlefield. The Plan Administrator will use dividends and optional cash payments to acquire shares from Middlefield if available for the account of participants. If Middlefield is not then making shares available for purchase under the Plan, the shares of Middlefield common stock may instead be purchased in the open market or in negotiated transactions. In its sole discretion, Middlefield reserves the right to cease making shares available for purchases under the Plan and to resume making shares available at any time.

12. What will be the price of common stock purchased under the Plan? For shares purchased from Middlefield directly, the purchase price per share will be the average closing price over the three trading days immediately preceding the date of purchase. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the common stock shares in all such purchases.

13. When will purchases be made? Purchases of stock directly from Middlefield will be made on the applicable Investment Date or as soon thereafter as is practicable. Purchases of common stock from sources other than Middlefield will begin as of the applicable Investment Date, continuing over the period determined appropriate under the circumstances by the Plan Administrator, but concluding in all events within 30 days after the applicable Investment Date. SEC rules could force Middlefield to change these anticipated investment dates or to temporarily suspend or defer purchase of shares.

14. Will interest be paid on funds pending investment or reinvestment? No. Interest will not be paid on dividends or optional cash payments held pending investment.

15. How many shares of common stock will be purchased for a participant? The number of shares of common stock that are purchased depends on the amount of your reinvested dividend, the amount of your optional cash payments, and the purchase price of the common stock at the time. Your Plan account will be credited with that number of shares of common stock – including fractions computed to three decimal places – equal to your total amount to be invested divided by the purchase price per common share.

16. What will Middlefield do with the proceeds raised through the Plan with reinvested dividends and optional cash payments? If the additional shares of common stock are purchased directly from Middlefield, Middlefield will use the additional funds for general corporate purposes. See “USE OF PROCEEDS.”

Optional Cash Payments

17. How does the optional cash payment feature of the Plan work? All eligible holders of record of shares of Middlefield common stock (except for brokers and nominees) who submit an Authorization Card are eligible to make optional cash payments at any time. Like cash dividends, optional cash payments submitted by a Plan participant will be invested in additional shares of Middlefield common stock beginning on the applicable Investment Date. Cash dividends payable on all shares of common stock credited to your Plan account, whether the shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional shares of common stock.

18. How may optional cash payments be made? Along with your Authorization Card, you may make an optional cash payment when you enroll in the Plan by enclosing a check payable to the Plan Administrator identified in Question 3. Thereafter, you may make optional cash payments monthly, quarterly, or at any other interval through the use of the form that will be attached to your statement of account or by the internet www.astfinancial.com. Once you have logged in (see Question 3), you may initiate either a one-time optional cash investment or schedule recurring monthly purchases through the website’s SHAREHOLDER CENTRAL portal. Each optional cash payment must be at least $50, and all of your optional cash payments cannot exceed $50,000 in any one calendar year.

Expenses

19. What are the expenses to participants in the Plan? All costs of administration of the Plan will be paid by Middlefield. You will not pay brokerage fees or commissions for your purchase of common stock under the Plan. However, you will be charged with expenses if you withdraw all shares held under the Plan or if you terminate participation in the Plan. Certain expenses may be incurred if you receive a cash payment for a fraction of a common share credited to your Plan account when you withdraw common stock credited to your Plan account or when you terminate your participation in the Plan. Please see Question 29 for more information.

Federal Income Tax Consequences

20. What are the Federal income tax consequences of participation in the Plan? The following is a very brief summary of the current Federal income tax consequences of participation in the Plan. The information in this summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Department of Treasury regulations issued under the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions, all as of the date of this prospectus. Future legislation, U.S. Department of Treasury regulations, administrative interpretations, and court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change. This summary is for general information purposes only and does not constitute tax advice. This summary also does not treat state, local, or foreign income or other tax laws or the tax consequences for types of persons subject to special treatment under the Federal tax laws (for example, partnerships or tax-exempt organizations) or participants residing outside of the United States.

In general, a shareholder who participates in the Plan will have the same Federal income tax consequences for cash dividends payable on common stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, you will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable on all of your stock, including shares registered in your name and shares credited to your Plan account. This is true even if you do not actually receive the cash dividends, but rather have them applied to the purchase of additional shares of common stock under the Plan.

Commissions and brokerage fees paid by Middlefield for purchases on the open market or from sources other than Middlefield will be taxable income to you in an amount equal to your pro rata share of the commissions and fees. Your pro rata share of commissions and fees will be reported as ordinary dividend income for the calendar year. The holding period of shares purchased with reinvested dividends or with optional cash payments will begin on the date after the date on which the shares are purchased and credited to your Plan account, regardless of the source of purchase. The tax basis of shares will be the cost of the shares, plus the pro rata share of any commissions and fees. The Plan Administrator will report the cost basis of shares purchased under the Plan after January 1, 2011 using the first-in, first-out method. This means that when a participant elects to sell or dispose of shares acquired under the Plan on or after January 1, 2011, the amount of gain or loss will be calculated using the tax basis of the oldest shares acquired by the participant on or after January 1, 2011. A participant may be able to elect that the cost basis of shares acquired under the Plan with optional cash payments after January 1, 2011 be determined using a different method.

You will not realize any Federal taxable income when you receive certificates for whole shares of common stock credited to your Plan account, either when you withdraw some or all of the shares credited to your Plan account or when you terminate your participation in the Plan. However, if you receive a cash payment for a fractional share of common stock credited to your Plan account when you withdraw shares from the Plan or when you terminate your participation in the Plan, you will realize a gain or loss for the fractional share. A gain or loss also will be realized by a participant when whole shares of common stock are sold by the participant after withdrawal of the shares from the Plan account or after termination of the participant’s participation in the Plan. The amount of the gain or loss will be the difference between the amount the participant receives for full or fractional shares of common stock and the tax basis of the shares. The gain or loss will be a capital gain or loss if the shares constitute capital assets in the hands of the participant.

Each statement of account under the Plan will show the price per share to the participant of shares purchased with reinvested dividends or with optional cash investments. The statement of account will also show the date on which shares purchased under the Plan were credited to the participant’s account.

Information forms (Forms 1099-DIV) will be mailed to Plan participants each year, setting forth the taxable dividends reportable for Federal income tax purposes. These dividends must be reported on your Federal income tax return. Reinvested dividends are not subject to U.S. backup withholding unless (x) a participant fails to give the participant’s social security or tax identification number to us, (y) the IRS notifies us that the participant is subject to tax withholding, or (z) the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding, if the certification is required. If a participant is a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The participant’s statement of account under the Plan will indicate the amount of tax withheld.

Participants should consult their own tax advisors to determine the particular Federal, state, local, and foreign tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of common stock under the Plan. Participants’ tax consequences may vary from jurisdiction to jurisdiction.

Reports to Participants

21. What kind of reports will be sent to participants? You will receive a quarterly statement of account. The statements are a record of the date and cost of purchase. You should retain your account statements for income tax purposes. You will also receive reports, proxy statements, and other communications sent to holders of Middlefield common stock generally. Lastly, after the final purchase in each calendar year you will receive Internal Revenue Service information on Form 1099 for reporting dividend income received during the year.

Dividends on Fractions of Shares

22. Will participants be credited with dividends on fractions of shares? Yes. Dividends on fractional and whole shares will be reinvested.

Certificates for Shares

23. Will certificates be issued for shares of common stock purchased? No. Shares of common stock credited to your Plan account will be held in the name of the Plan Administrator or its nominee. The number of shares credited to your account under the Plan will be shown on your statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for any number of whole shares credited to a participant’s account under the Plan can be issued without charge upon the participant’s written request.

Shares of common stock credited to your account under the Plan may not be pledged or assigned. Any attempted pledge or assignment is void. If you wish to pledge or assign any shares credited to your Plan account, you must first withdraw the shares from the Plan account.

Certificates for fractions of shares will not be issued under any circumstances.

24. In whose name will certificates be registered when issued to participants? Each account under the Plan will be maintained in the name shown on the Authorization Card. Certificates for whole shares of common stock will be similarly registered when issued.

25. May a participant add shares to his or her account by transferring stock certificates that the participant possesses? Yes. You may deposit certificates representing shares with the Plan Administrator for safekeeping, but it is not necessary that you do so in order to reinvest dividends payable for shares of common stock represented by the certificates. If you wish to deposit your certificates with the Plan Administrator for safekeeping, certificates must be presented in transferable form and must be accompanied by a written request that the certificates be held for your account. The Plan Administrator charges a fee for this service, which is payable by the participant. The fee is $7.50 as of the date of this prospectus, and is subject to change in the sole discretion of the Plan Administrator.

Withdrawal of Common Stock in Plan Account

26. How may common stock be withdrawn from the Plan account? Certificates representing shares credited to your Plan account may be withdrawn by notifying the Plan Administrator in a writing that specifies the number of shares to be withdrawn or initiated online through the Plan Administrator’s website at www.astfinancial.com. To initiate withdrawals online, you must log in to your account (see Question 3). Once logged in, your request may be executed through the website’s SHAREHOLDER CENTRAL portal. Certificates for whole shares of common stock withdrawn will be issued to and registered in your name. Cash will be paid in lieu of fractional shares. The Plan Administrator will charge a fee to a participant who withdraws all shares from his or her Plan Account. The fee is $15.00 as of the date of this prospectus and is subject to change in the sole discretion of the Plan Administrator.

27. Will dividends on common stock withdrawn from the Plan account continue to be reinvested? If you elected “Full Dividend Reinvestment,” cash dividends paid on shares withdrawn from your Plan account will continue to be reinvested. However, if cash dividends on only a portion of the certificated shares registered in your name are being reinvested, the Plan Administrator will continue to reinvest dividends solely on the shares you specified on the Authorization Card (together with any other shares acquired under the Plan and not withdrawn), unless you deliver a new Authorization Card specifying a different number of shares.

28. May a participant sell shares held in his or her account? Yes. You may sell all or a portion of your shares at any time. You can use the tear-off stub attached to the bottom of your account statement and mail it to American Stock Transfer and Trust Company LLC, go online and access your account, or call the toll-free number to sell shares. The transaction fee is $15.00, along with a commission payable at the rate of $0.10 cents per share.

Termination

29. How would a participant terminate participation under the Plan? To terminate your participation in the Plan, you must notify the Plan Administrator in writing that you wish to terminate. You may also terminate your participation in the Plan through the Plan Administrator’s website at www.astfinancial.com. Notice of termination must be accompanied by a termination fee ($15.00 as of the date of this prospectus) payable to the Plan Administrator, which fee is subject to adjustment from time to time in the sole discretion of the Plan Administrator. Your termination notice should be addressed to the Plan Administrator at the address given in Question 3. Your termination notice will be effective only when received by the Plan Administrator. If you voluntarily terminate your participation in the Plan, a certificate for whole shares of common stock credited to your Plan account will be issued to you, and a cash payment will be made to you for any fractional share of common stock held in your Plan account, minus the $15.00 transaction fee.

30. When may a participant withdraw common stock from his or her Plan account? You may withdraw shares of common stock credited to your Plan account or terminate your participation in the Plan at any time. If your request to withdraw or terminate is received by the Plan Administrator three days or more before a dividend payment date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If your request to withdraw or terminate is received by the Plan Administrator fewer than three days before a dividend payment date, the withdrawal or termination will not be processed and shares purchased with the dividend will be credited to your account. However, all future dividends will be paid out in cash on all balances. Any optional cash payment received before the request for withdrawal or termination will be reinvested, unless (x) you request return of the optional cash payment at the time you request withdrawal or termination, and (y) your request is received at least two business days before the next Investment Date. All subsequent dividends will be paid to you in cash unless you re-enroll in the Plan. Middlefield reserves the right, in its sole discretion, to terminate the Plan or any participant’s account at any time.

31. May a participant re-enroll in the Plan after having previously withdrawn from the Plan? Yes. Generally, you may elect to re-enroll in the Plan at any time simply by following the same procedures described in the answer to Question 5. However, Middlefield reserve the right to reject any Authorization Card from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. Middlefield desires to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

32. May a participant request that shares held in his or her account be sold upon termination of participation? Yes. If you terminate your participation in the Plan, the Plan Administrator can arrange for sale of the shares if you so request according to the procedure specified above.

Other Information

33. What happens when a participant sells or transfers shares registered in his or her name? If you sell or transfer all shares of Middlefield common stock registered in your name, that will be deemed to constitute termination of your participation in the Plan. A certificate for whole shares may be issued to you, and cash will be paid in lieu of any fractional shares held in your Plan account, less any service fees. It will be your responsibility to deliver the certificate to the new owner. If you sell a portion of your shares, Middlefield will continue to reinvest cash dividends solely on the portion of the shares of common stock that is credited to your Plan account and not sold.

34. What happens if Middlefield issues a stock dividend or declares a stock split? If Middlefield declares a stock dividend or stock split, all shares will be added to the participant account in book entry form. You will receive a statement reflecting the stock dividend or stock split. All transactions may either be curtailed or suspended until the completion of any stock dividend, stock split, or corporate action.

35. How will common stock credited to a participant’s Plan account be voted at shareholders’ meetings? For each meeting of shareholders, a participant will receive proxy material enabling the participant to vote shares registered in his or her name and shares credited to his or her Plan account. If you choose to do so, you may vote your shares of common stock in person at shareholders’ meetings.

36. What are Middlefield’s responsibilities under the Plan? Middlefield and the Plan Administrator shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan, nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. Middlefield and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act with regard to purchases and sales, including without limitation any claim of liability (1) arising out of failure to terminate a participant’s Plan account upon the participant’s death or incompetence before Middlefield or the Plan Administrator receives written notice of the participant’s death or incompetence, (2) with respect to the prices at which shares are purchased for a participant’s account, (3) with respect to the times when such purchases or sales are made, or (4) with respect to any fluctuation in market value of Middlefield’s common stock.

The participant should recognize that Middlefield and the Plan Administrator cannot assure the participant a profit or protect the participant against a loss on the shares of common stock purchased under the Plan.

37. May the Plan be changed or discontinued? Yes. Middlefield may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by a participant unless – before the effective date of any such amendment as set forth in the notice – Middlefield receives written notice of termination of the participant’s account. If the Plan terminates, any uninvested optional cash payments will be returned, certificates for whole common shares credited to a participant’s account under the Plan will be issued, and a cash payment will be made for any fraction of a share of common stock credited to a participant’s account.

38. Where will notices to a participant be sent? All notices to a participant will be addressed to the participant at the last address of record with the Plan Administrator. If your address changes, please notify the Plan Administrator in writing at the address set forth in Question 3.

39. What is sufficient notice to a participant? Any written notice or certificate required to be given to you under the Plan will be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to you at your address as it appears on the Plan Administrator’s records.

40. What law governs the Plan? The terms and conditions of the Plan and Plan operations are governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the SEC, as they may be amended from time to time.

41. Who interprets the Plan? Middlefield reserves the sole right to interpret the Plan as may be necessary or desirable.

42. What if the Plan Administrator cannot make market purchases? If Middlefield decides not to make shares available for purchase under the Plan, and if applicable law or the closing of securities markets requires the temporary curtailment or suspension of market purchases of common stock under the Plan, neither Middlefield nor the Plan Administrator will be accountable for its inability to make purchases at such times. If common stock is not available for purchase for a period exceeding 90 days, the Plan Administrator will promptly mail to the participant a check payable to the order of the participant in the amount of any funds not applied in the participant’s account, without interest.

USE OF PROCEEDS

We have no basis for estimating precisely the number of shares of common stock that ultimately may be sold under the Plan, the extent to which shares will be purchased directly from Middlefield Banc Corp. rather than in the open market, or the prices at which shares will be sold. The net proceeds from any purchases of common stock directly from Middlefield under the Plan will provide funds that we would use for general corporate purposes. Shares purchased in market transactions will provide no proceeds to Middlefield. We currently expect that all or almost all shares purchased under the Plan will be purchased directly from us rather than on the open market or otherwise.

INDEMNIFICATION

Middlefield’s regulations authorize indemnification of officers and directors, including indemnification for liabilities arising under the Securities Act of 1933. The indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of Middlefield’s directors’ and officers’ liability insurance policy, Middlefield’s directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. Lastly, Middlefield has entered into indemnification agreements with directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Middlefield, Middlefield has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL OPINION

The validity of the common stock offered hereby has been passed upon for Middlefield by Grady & Associates, 20220 Center Ridge Road, Suite 300, Rocky River, Ohio 44116-3501.

EXPERTS

The consolidated financial statements of Middlefield Banc Corp. appearing or incorporated by reference in the Annual Report of Middlefield Banc Corp. on Form 10-K have been audited by S.R. Snodgrass, P.C., independent certified public accountants, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Middlefield Banc Corp. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act of 1934, Middlefield Banc Corp. files reports, proxy statements, and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements, information statements, and other information regarding issuers that, like Middlefield Banc Corp., file electronically with the SEC. The address of that site is http://www.sec.gov.

Middlefield Banc Corp. has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the offer and sale of shares under the Dividend Reinvestment Plan. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the registration statement for further information.

Our internet address is www.middlefieldbank.com. Through our website we make available free of charge the reports and documents that we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements. The information on our internet website is not incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by Middlefield Banc Corp. are incorporated in this prospectus by reference as of their respective dates –

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019

(b)

Our Current Reports on Form 8-K filed with the SEC on January 14, 2019, January 15, 2019, January 18, 2019, January 30, 2019, February 19, 2019, March 5, 2019, March 12, 2019, April 16, 2019, and April 23, 2019

(c)

the description of our capital stock included under the caption “Description of Securities” in our Form 10 Registration Statement filed on April 17, 2001, as amended by Amendment No. 1 filed on June 14, 2001

(d)	all documents filed after the date of this prospectus and prior to termination of the offering hereunder pursuant to sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request and at no charge, Middlefield Banc Corp. will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents identified in “Incorporation of Documents by Reference,” other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Middlefield Banc Corp.

15985 East High Street, P.O. Box 35

Middlefield, Ohio 44062

Attention: Mr. James R. Heslop, II

(440) 632-1666

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses for the issuance and distribution of the shares of common stock being offered hereby are as follows –

SEC Registration Fee*	$1,375.00

Printing and mailing expenses (estimated)	1,000.00

Accounting fees and expenses (estimated)	2,750.00

Legal fees and expenses (estimated)	8,000.00

Miscellaneous expenses	1,000.00

Total	$14,125.00

*	No additional securities are being reported. Registration fees were paid with the original filing of the registration statement on August 23, 2012. No additional registration fees are required.

Item 15. Indemnification of Directors and Officers.

(a) Ohio General Corporation Law

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses, under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from, or maintained with, a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b) Articles of Incorporation and Regulations of Middlefield Banc Corp.

Middlefield Banc Corp.’s regulations contain the following provision having to do with indemnification of directors and officers:

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

“SECTION 1 – INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 2 – INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION 3 – AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person.

(c) Indemnification under private indemnification agreements

Directors and executive officers of Middlefield Banc Corp. entered into indemnification agreements with Middlefield Banc Corp. The indemnification agreements allow the directors and officers to select the most favorable indemnification rights provided under (1) Middlefield Banc Corp.’s articles of incorporation and regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s or officer’s role as Middlefield Banc Corp.’s director, officer, employee, agent or when serving as Middlefield Banc Corp.’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred, subject to the obligation to repay those advances if the director or officer is later determined to be not entitled to indemnification. A form of the indemnification agreement is included as Exhibit 99.1 to the Form 10 Registration Statement, Amendment No. 1, filed by Middlefield Banc Corp. on June 14, 2001 and is incorporated herein by this reference.

(d) Insurance

Middlefield Banc Corp. maintains directors’ and officers’ insurance coverage for its officers and directors.

Item 16. Exhibits

Exhibit Number	Description	Location

4.1	Instruments defining the rights of security holders: Articles of Incorporation	incorporated by reference to Exhibit 3.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed on March 29, 2006

4.2	Instruments defining the rights of security holders: Code of Regulations	Incorporated by reference to Exhibit 3.2 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

5	Opinion regarding legality	filed herewith

23.1	Consent of counsel	included in Exhibit 5

23.2	Consent of independent auditor	filed herewith

24	Power of Attorney	included on signature page of this registration statement on Form S-3

99.1	Authorization Card	filed herewith

99.2	Letter to Stockholders	filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on May 1, 2019.

MIDDLEFIELD BANC CORP. (Registrant)

By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell
President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By signing below, each of the undersigned directors and officers of Middlefield Banc Corp. hereby authorizes and appoints Thomas G. Caldwell, President and Chief Executive Officer, James R. Heslop, II, Executive Vice President and Chief Operating Officer, and Donald L. Stacy, Treasurer and Chief Financial Officer, and each of them, as his or her agent and attorney-in-fact, each with full power to act without the other, for the purpose of making any changes or amendments necessary or desirable to this Registration Statement and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

/s/ Thomas G. Caldwell Thomas G. Caldwell President, Chief Executive Officer, and Director	May 1, 2019

/s/ Donald L. Stacy Donald L. Stacy, Treasurer and Chief Financial Officer (Principal accounting and financial officer)	May 1, 2019

/s/ Thomas W. Bevan Thomas W. Bevan, Director	May 1, 2019

/s/ James R. Heslop, II James R. Heslop, II, Director, Executive Vice President and Chief Operating Officer	May 1, 2019

/s/ Eric W. Hummel Eric W. Hummel, Director	May 1, 2019

/s/ Kenneth E. Jones Kenneth E. Jones, Director	May 1, 2019

/s/ Darryl E. Mast Darryl E. Mast, Director	May 1, 2019

/s/ James J. McCaskey James J. McCaskey, Director	May 1, 2019

/s/ Clayton W. Rose, III Clayton W. Rose, III, Director	May 1, 2019

/s/ William J. Skidmore William J. Skidmore, Director	May 1, 2019

/s/ Robert W. Toth Robert W. Toth, Director	May 1, 2019

s/ Carolyn J. Turk Carolyn J. Turk, Director	May 1, 2019

William A. Valerian, Director	May 1, 2019